Exhibit 21.1

T Stamp Inc.
SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2021*
	Type	State/Country of Incorporation	Status
Biometric Innovations Limited	Private Limited Company	England	Active
Metapresence, Limited	Limited by shares	Isle of Man	Active
Sunflower Artificial Intelligence Technologies	Limited Liability Company	Poland	Active
Trusted Mail Inc.	Corporation	Delaware	Active
Trust Stamp Cayman	Cayman Ordinary Compmy	Cayman	Active
Trust Stamp Malta Limited	Limited Liability Company	Malta	Active
T Stamp Incentive Holdings Inc.	Corporation	Wyoming	Active
AIID Payments Limited	Private Limited Company	England	Dormant
Finnovation LLC	Domestic Limited Liability Company	Georgia	Dormant

Finnovation LLC
SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2021*
		State/Country of Incorporation	Status
T Avatar LLC	Domestic Limited Liability Company	Georgia	Dormant

Trust Sttamp Malta Limited
SUBSIDIARIES OF THE REGISTRANT AT DECEMBER 31, 2021*
		State/Country of Incorporation	Status
Trust Stamp Rwanda Limited	Private Limited by Shares	Rwanda	Active